Exhibit 10.54

AMENDMENT TO MASTER LEASE AGREEMENT

AND SCHEDULE

Whereas General Electric Corporation (“GECC”), as Lessor, and Star Scientific, Inc. (“Scientific”), as Lessee, entered into that certain Master Lease Agreement dated as of June 29, 2001 (the “Master Lease”); and

Whereas GECC assigned its interest in the Master Lease to Southern Pacific Bancapital under that certain Master Assignment Agreement between GECC, as assignor, and Southern Pacific Bancapital, as assignee, dated August 15, 2001; and

Whereas Southern Pacific Bancapital, as Lessor, and Scientific, as Lessee, entered into that certain Equipment Schedule No. S-1 dated August 17, 2001 (the “Schedule”) which was attached to and became a part of the Master Lease; and

Whereas the Schedule was amended by that certain Amendment No. 1 to Equipment Schedule No. S-1 dated January 4, 2002 by and between Southern Pacific Bancapital, Scientific and Star Tobacco, Inc. (“Tobacco”), whereby Tobacco was added as a Co-Lessee under the Schedule; and

Whereas the Lease and the Schedule, as amended, will hereafter be referred to collectively as the “Complete Lease;” and

Whereas Southern Pacific Bancapital was a name under which Southern Pacific Bank did business; and

Whereas Southern Pacific Bank was placed in receivership on February 7, 2003, and the Federal Deposit Insurance Corporation was appointed as receiver for Southern Pacific Bank (“FDIC/Receiver”); and

Whereas by letter dated October 13, 2003, Quantum/G&A Joint Venture (“Quantum”), as agent for the FDIC/Receiver, requested Scientific and Tobacco to provide a formal certification of compliance with all the terms of the Complete Lease; and

Whereas neither Scientific nor Tobacco provided such certification to Quantum within 30 days of the request; and

Whereas Scientific and Tobacco are currently in default of several of their covenants in the Master Lease, among them, (1) Paragraph G(8) of the Schedule regarding (a) the ratio of Adjusted Cash Flow to be Fixed Charges and (b) evidence of the maintenance of the contract between Brown and Williamson Tobacco Corp and Scientific and Tobacco; (2) Paragraph 9 of the Master Lease regarding insurance and proof of insurance; and (3) Paragraph 13 of the Master Lease re providing the certification requested within 30 days of written notice from the FDIC/Receiver, and

Whereas Scientific and Tobacco wish to avert having the Complete Lease declared in default; and

Whereas FDIC Receiver wishes to have Scientific and Tobacco perform more closely in accordance with the terms of the Complete Lease.

NOW THEREFORE, in consideration of the reciprocal benefits to be realized from this Agreement, the parties hereto agree to amend the Complete Lease as follows:

1.	FDIC/Receiver waives for the Basic Term of the Complete Lease that portion of Section G(8) of the Schedule which requires Scientific and Tobacco to maintain a ratio of 1.25 or greater between their Adjusted Cash Flow and Fixed Charges.

2.	Scientific and Tobacco will bring themselves into compliance with all the requirements of the Complete Lease, other than the provision waived herein, by January 15, 2004, and will provide as certificate to such effect to FDIC/Receiver by January 13, 2004.

3.	Section 2(b) of the Master Lease is amended to read that Scientific and Tobacco will continue to pay their monthly lease payments on the first day of each month via ACH payment mechanism.

4.	Scientific and Tobacco waive their right to put back the equipment to FDIC/Receiver at the end of the Basic Term (i.e., August 31, 2005), as provided in Sections 10, 17 and 18 of the Master Lease and Sections 5 and 17 of the Schedule. The only option remaining to Scientific and Tobacco at the end of the Basic Term as regards the equipment is to purchase all of the equipment at ten percent (10%) of the Capitalized Lessor’s Cost, subject to a $27,365.97 credit described in Item No. 5 below.

5.	Scientific and Tobacco will make two cash payments to FDIC/Receiver over and above their monthly lease payments, as follows: $9,121.99 by January 12, 2004, and $18,243.98 by February 28, 2004. Both payments will be applied as a credit to the purchase price of the equipment at the end of the Basic Term, i.e., $299,114.41 (10% of the Capitalized Lessor’s Cost) less $27,365.97 (credit for 2 payments) = $271,748.44.

6.	In the event Scientific and Tobacco fail to comply with (1) any terms of the Complete Lease, other than that provision waived herein, and (2) this Agreement, the FDIC/Receiver may declare the Complete Lease in default and may exercise all remedies granted under the Complete Lease and at law or equity.

7.	In the event any provision of the Complete Lease conflicts with the terms of this Agreement, this Agreement shall control. All terms of the Complete Lease not amended by this Agreement remain in full force and effect.

Executed this the 16 day of January, 2004.

FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER OF SOUTHERN PACIFIC BANK

By:	/s/ Victor M. Robert

Name:	Victor M. Robert
Title:	Attorney-in Fact

STAR SCIENTIFIC, INC.

By:	/s/ Jonnie Williams

Name:	Jonnie Williams
Chief Executive Officer

STAR TOBACCO, INC.

By:	/s/ Paul H. Lamb III

Name:	Paul H. Lamb III
President